                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.54

[WEBMD LOGO]



                               December 31, 1998



VIA FACSIMILE TO: (770) 804-2970
--------------------------------

Mr. Albert J. Bergonzi
President
HBO & Company of Georgia
301 Perimeter Center North
Atlanta, GA  30346

Dear Mr. Bergonzi:

     This letter states the terms of our agreement through which HBO & Company of Georgia and WebMD, Inc. will market *** subscriptions to WebMD.

     HBOC agrees to sponsor three-year WebMD subscriptions for *** physicians who will be selected by HBOC, originating *** of the subscriptions on January 1, 1999, *** on April 1, 1999, and *** each on July 1, 1999 and October 1, 1999.
HBOC will pay WebMD the subscription sponsorship fee of $29.95 per subscriber per month in arrears on a monthly basis, with the first payment due on January 31, 1999. The commissions specified in the Strategic Distribution Alliance Agreement between the parties dated October 23, 1998 will be paid to HBOC on those subscriptions. HBOC may cancel any subscription it sponsors hereunder within 30 days after the first anniversary of such subscription, by providing written notice of cancellation to WebMD, in which case the subscription will terminate as of the first anniversary date. Similarly, WebMD may cancel the obligation to pay an annual maintenance fee which would be due otherwise under the Contract Supplement to the License Agreement between the parties, both dated December 31, 1998.

___________
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

     If these terms are satisfactory, please sign in the space provided below and return a copy to us via facsimile at (404) 479-7603. We look forward in 1999 to mutual success in our partnership with HBO & Company.

                              Sincerely,

                              /s/ Jeffrey T. Arnold

                              Jeffrey T. Arnold
                              Chairman and Chief Executive Officer

cc:  Mr. K. Robert Draughon
     Mr. Jay P. Gilbertson
     Mr. W. Michael Heekin


On behalf of HBO & Company of Georgia, the undersigned consents to the agreement described above.


By: /s/ Albert J. Bergonzi
    ------------------------------
    Albert J. Bergonzi
    President

Dated: 12/31/98
       ---------------------------

                                                           Contract No. C9801611

                               LICENSE AGREEMENT


      THIS LICENSE AGREEMENT ("Agreement"), dated the 31 day of December, 1998, by and between HBO & Company of Georgia ("HBOC") with offices at 301 Perimeter Center North, Atlanta, Georgia 30346 and Web MD ("Customer") with offices at 400 Lenox Building, Atlanta, Georgia 30326. For all Software licensed under this License Agreement, the applicable Contract Supplement ("CS") or Attachment shall specify: (i) the Software, (ii) the Equipment, (iii) the Services, (iv) the Fees, (v) the number of active User ID's; (vi) the Facility(ies); and (vii) such other mutually agreed upon information, if any.

1.    LICENSE.

1.1. HBOC hereby grants to Customer a perpetual, non-exclusive, non-transferable license to use the object code version of the Software on the Equipment located at Customer's Facility (i) solely for the benefit of persons and entities located at Customer's Facility and (ii) if applicable, by the number of Active User ID's, regardless of location, provided that such access and use of the Software is relevant to the business relationship with Customer, and in a manner consistent with Customer's own internal business purposes. In this Agreement (a) "Documentation" means user guides, and operating manuals, whether in print or machine readable media, in effect as of the date of shipment, (b) "Facility" means the health facilities owned or operated by or associated with Customer that are listed on the CS or Attachment, (c) "Active User ID" means a unique identifier, issued by Customer, for each authorized user to access software and includes physicians and other caregivers who have privileges at a Facility, and (d) "Software" means such computer programs listed on a CS or an Attachment.

1.2. The Software may be transferred temporarily to a backup computer if the Equipment is inoperative. Customer may make and use the additional copies of Software and Documentation as reasonably necessary to use the Software and for testing, disaster recovery, back-up, or archival purposes. Customer shall not rent, lease or provide remote computer services or distribute the Software, or permit the use of the Software by an outsource or facility management service to any third party, without the prior written consent of HBOC. The Software or Documentation may not be copied or used other than as permitted by this Agreement.

1.3. As soon as practicable after signing the applicable CS or Attachment, HBOC shall deliver the Software and one copy of Documentation to the designated site.

2.    SOFTWARE MAINTENANCE.
2.1. Software Maintenance shall include, for the two (2) most current releases of the Software corrections of Software or Documentation due to defects in the Software or Documentation, as applicable, and improvements to existing functionality provided by HBOC after the Software Delivery Date but not otherwise separately priced or marketed by HBOC. HBOC and Customer shall comply with HBOC's written Software Maintenance procedures as contained in the HBOC Support Manual incorporated herein by reference, as may be reasonably modified from time to time. In addition, HBOC shall provide the services set forth on a CS or an Attachment with respect to the particular Software licensed, if any. The license granted to Customer under Section 1 shall extend to each update, correction, and enhancement release received from HBOC.

2.2. HBOC shall provide, and Customer shall pay for, Software Maintenance for a period of five (5) years (the "Term"), beginning one (1) year from execution of the applicable CS or Attachment. Software Maintenance Fees are set forth on the CS or Attachment and shall be payable on January 1 of each year. The first annual Software Maintenance Fee shall be due one (1) year from the execution of the applicable CS or Attachment, and be prorated on a daily basis using a 365-day year. HBOC may, effective as of the date the first full annual Software Maintenance Fee is due, increase the Annual Software Maintenance Fee for any Software once a year by up to *** percent (***%). Upon expiration of the Term, Software Maintenance shall automatically renew for successive one (1) year periods unless discontinued under the provisions set forth below. Annual Software Maintenance Fees during any renewal term shall be subject to an increase for any Software once a year by the percentage increase in the CPI. HBOC may (i) suspend Software Maintenance for nonpayment of any sums owed to HBOC which are undisputed and ninety (90) days or more past due and (ii) subsequent to the expiration of the Term, discontinue Software Maintenance as to any Software by written notice given to Customer not less than six (6) months prior to the date the next annual Software Maintenance Fee would otherwise be due. Subsequent to expiration of the Term, Customer may discontinue Software Maintenance as to any Software by notice given to HBOC not later than sixty (60) days prior to the date the next annual Software Maintenance Fee would otherwise be due.

2.3. Customer may have source code for Generally Available HBOC-owned Software escrowed at an impartial third party for their security at Customer's expense. In the event HBOC ceases to maintain the Software(s) for any reason whatsoever, Customer shall have a right to obtain access to a copy of such source code; provided Customer is on Software Maintenance to enable Customer to operate said Software solely in accordance with the terms of this Agreement.

3.    CONFIDENTIALITY; PROPRIETARY RIGHTS.
3.1. Customer and HBOC acknowledge that both parties will become familiar with proprietary or trade secret information of the other concerning the other's business affairs, property, methods of operation, processing system or other information, including Customer's patient and financial data ("Confidential Information"). Customer and HBOC hereby agree to maintain the confidentiality of this Agreement and of such information using at least the degree of care and security as each uses to maintain the confidentiality of its own Confidential Information. Customer and HBOC acknowledge that their disclosure of any of the other's Confidential Information without the other's prior written consent, which consent shall not be unreasonably withheld, may give rise to continuing irreparable injury to the non-disclosing party, that, therefore, will be inadequately compensable in damages at law. Accordingly, the non-disclosing party shall be entitled to obtain immediate injunctive relief against the breach or

______________________
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

threatened breach by the disclosing party of any of the foregoing undertakings, in addition to any other legal remedies which may be available, and the disclosing party hereby consents to the obtaining of such injunctive relief.

3.2. All Software and Documentation, and any modifications or copies thereof, are proprietary and protected by copyright and/or trade secret law and no ownership rights are transferred by this Agreement. All proprietary notices incorporated in, marked on, or affixed to a Software or other Confidential Information by HBOC or its suppliers shall be duplicated by Customer on all copies of all or any part of the Software and shall not be altered, removed or obliterated. Customer shall not reverse reengineer, reverse assemble or reverse compile any Software or part thereof. All changes, modifications or improvements made or developed with regard to the Software by HBOC shall remain the property of HBOC.

4.    WARRANTY.
4.1. HBOC warrants that (a) for a minimum of twelve (12) months from the execution of a CS or an Attachment, and thereafter, as long as all Fees for that Software have been paid in full when due, the Software (excluding any programming changes made by Customer), when operating on the Equipment, will perform in accordance with the Documentation provided to Customer as a part of the Software; (b) as of delivery to Customer, the Software does not contain and will not receive from any HBOC data transmission via modem or other HBOC medium any virus, worm, trap door, back door, timer or clock that would erase data or programming or otherwise cause the Software or Equipment to become inoperable or incapable of being used in accordance with its Documentation, and (c) effective September 30, 1998, the occurrence in or use by the Software of dates on or after January 1, 2000 (the "Millenial Dates") will not adversely affect the performance of the Software with respect to date-dependent data, computations, output or other functions (including, without limitation, calculating, computing or sequencing), and the Software will create, store and generate output data related to or including the Millenial Dates without errors or omissions.

4.2. Customer's sole and exclusive remedy for breach of any of the foregoing warranties shall be either repair or replacement of the defective materials.

4.3. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, HBOC MAKES NO OTHER WARRANTY OF ANY KIND WHATEVER, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY HBOC AND EXCLUDED FROM THIS AGREEMENT.

5.    INFRINGEMENT INDEMNITY.
HBOC agrees to indemnify, defend and hold harmless Customer from and against any claim asserted or suit or proceeding brought against Customer alleging that any Software infringes a patent, trademark, copyright or trade secret of a third party, provided HBOC is given prompt written notice of, and full and complete authority, information and assistance in the defense of, such claim, suit or proceeding. HBOC shall not be responsible for the cost of any settlement of any such claim, suit or proceeding made without the written consent of HBOC. In addition, and at the option and expense of HBOC, HBOC may, at any time after any such claim has been asserted, and shall, in the event any Software is held to constitute an infringement, either procure for Customer the right to continue using that Software, or replace or modify that Software so that it becomes non-infringing, provided that such replacement or modified Software has the same functional characteristics as the infringing Software, or, if the prior two remedies are commercially impractical, refund to Customer all Fees paid by Customer to HBOC for that Software and any other Software reasonably rendered ineffective as the result of said infringement. Customer may engage its own counsel, at its own expense, to advise Customer in connection with any such claim, suit or proceeding. HBOC shall not be liable to Customer under the terms of this paragraph or otherwise if any infringement or claim is based upon the use of any Software in violation of this Agreement, or in combination with any software other than programs licensed by HBOC to Customer for such use, or arises from a Software customization performed by HBOC for Customer based upon Customer's ideas, designs, or specifications. The foregoing provisions state the full extent of HBOC's responsibility with respect to the indemnity set forth herein.

6.    LIMITATION OF LIABILITY.
Except (i) as provided in Section 5 and (ii) in the event of death or personal injury not as a result of a Software defect, HBOC's CUMULATIVE LIABILITY TO CUSTOMER FOR ANY BREACH OF THIS AGREEMENT FOR ANY AND ALL CLAIMS, REGARDLESS OF THE FORM OF ACTION, RELATING TO THE USE OF OR THE INABILITY TO USE THE DEFECTIVE SOFTWARE SHALL NOT EXCEED THE TOTAL AMOUNT OF THE LICENSE FEE PAID BY CUSTOMER TO HBOC FOR SAID SOFTWARE, AND ANY OTHER SOFTWARE REASONABLY RENDERED INEFFECTIVE AS THE RESULT OF SAID DEFECT; PROVIDED, HOWEVER, THAT FOR A PERIOD OF ONE (1) YEAR AFTER THE LIVE DATE, SAID AMOUNT SHALL BE THE TOTAL OF ALL FEES PAID BY CUSTOMER TO HBOC UNDER THIS AGREEMENT. UNDER NO CIRCUMSTANCES SHALL HBOC HAVE ANY LIABILITY TO CUSTOMER FOR ANY CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES OR COSTS, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR LOSS OF GOODWILL, RESULTING FROM ANY VIOLATION OF THIS AGREEMENT EVEN IF HBOC HAS BEEN ADVISED, KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY THEREOF. Customer acknowledges that the foregoing limitations of liability and remedies represent bargained for allocations of risk, and that HBOC's Fees, charges and costs hereunder represent the allocations of such risk.

7.    GENERAL.
7.1. Neither this Agreement nor any license hereunder may be assigned by Customer (whether by operation of law or otherwise) without HBOC's prior written consent.

7.2. HBOC may from time to time perform an audit to determine compliance with the terms of this Agreement upon reasonable notice. If the number of copies or users is found to be greater than that contracted for on any CS or Attachment, HBOC may charge Customer the applicable current list prices therefor. If the resulting adjustments to the license fees owing by Customer are greater than 5% of the license fees previously paid by Customer to HBOC, HBOC may also charge Customer the reasonable expenses associated with such audit.

7.3. All fees shall be paid within thirty (30) days after the invoice date. Customer shall pay all applicable shipping charges and sales, use, personal property or similar taxes, other than HBOC's income and corporate franchise taxes. Customer shall reimburse HBOC for all reasonable travel and living expense incurred by HBOC in rendering services. Customer shall reimburse HBOC for all reasonable costs incurred (including reasonable attorneys' fees) in collecting past due amounts owed by Customer.

7.4. On termination of any license granted pursuant to this Agreement, Customer shall cease using the Software and Documentation and Customer shall certify to HBOC in writing that all copies (in any form or media) of the Software and Documentation, whether or not modified or incorporated into new materials, have been destroyed or returned to HBOC. Termination of this Agreement or any license shall not relieve Customer's obligation to pay all fees incurred prior to such termination and shall not limit either party from pursuing any other remedies available to it. Each party's obligations under Section 3 hereof shall survive termination of any license or this Agreement.

7.5. Third party Software ("Business Partner Software") sublicensed or distributed by HBOC to Customer, if any, is identified on the applicable CS or Attachment. To the extent that the terms or conditions under which HBOC sublicenses or distributes any such software to Customer differ from the terms and conditions otherwise stated in this Agreement, said differences are stated on such CS or Attachment or in shrinkwrap agreements provided with such software and such differences shall control. In the event that HBOC can reasonably demonstrate the need to replace or substitute any Business Partner Software, the parties agree to negotiate in good faith as to the terms and conditions for Customer to obtain reasonably comparable software or to retain the Business Partner Software initially licensed.

7.6. This Agreement is subject to any governmental laws, orders or other restrictions on the export of Software and related information and Documentation that may be imposed by governmental authorities. Customer shall comply with any governmental laws, orders or other restrictions on the export and re-export of Software (including technical data and any related information and Documentation) which may be imposed from time to time by the governments of the United States and any country to which any Software is shipped.

7.7. If either party materially breaches any of its obligations hereunder and fails to remedy such breach within forty-five (45) days of written notice of such breach, the other party may terminate any license or this Agreement. All notices relating to termination or default under this Agreement shall be in writing and delivered by overnight delivery service or certified mail return receipt requested, to the address of such party specified above (addressed in the case of HBOC to the attention of the General Counsel) or specified by such party in accordance with this Section.

7.8. HBOC and Customer agree to make available upon the written request of the Secretary of Health and Human Services or the Comptroller General, or their representatives, this Agreement and such books, documents and records as may be necessary to verify the nature and extent of the costs of the services rendered hereunder to the full extent required by the Health Care Financing Administration implementing Section 352 of the Omnibus

Reconciliation Act of 1980, modified at 42 U.S.C. Section 1396x(v)(1)(l), or by any other applicable federal or state authority.

7.9. This Agreement shall be governed by and construed in accordance with the laws in the state in which the Customer is located, exclusive of its rules governing choice of law and conflict of laws.

7.10. Any action of any kind arising out of or in any way connected with this Agreement must be commenced within one year of the date upon which the cause of action accrued (or, if one year is shorter than the minimum period allowed by law, then the minimum period allowed by law).

7.11. This Agreement, together with the exhibits and addenda hereto, and CSs or Attachments issued hereunder, constitutes the entire agreement of the parties and supersedes all previous and contemporaneous communications, representations, understandings or agreements related to the subject matter hereof. This Agreement may be modified only in a writing signed by both parties. Customer may issue a purchase order in lieu of a CS or an Attachment if confirmed by a HBOC invoice or other HBOC confirming document. Purchase orders shall be binding upon HBOC only with respect to terms required to be set forth on a CS or an Attachment. Pre-printed terms and conditions on or attached to any such purchase order shall be of no force or effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.


CUSTOMER:                               HBO & Company of Georgia

By:  /s/ W. Michael Heekin              By:  /s/ Albert J. Bergonzi
   ------------------------------          -------------------------------

Name Printed:  W. Michael Heekin        Name Printed:
             --------------------           ------------------------------

Title:  Executive Vice President        Title:____________________________
      ---------------------------

Date:  12/31/98                         Date:_____________________________
     ----------------------------

HBOC                           CONTRACT SUPPLEMENT              CS#  P9801571
                                                                CUST# _________

Ship To:                                          Bill To:
Web MD                                            Web MD
400 Lenox Building                                400 Lenox Building
Atlanta, GA 30326                                 Atlanta, GA 30326


                                                  Telephone:____________________
                                                  Facsimile:____________________


Contract Supplement to HBOC Agreement #___C9801611____ dated ___12/31/98________

THIS CONTRACT SUPPLEMENT, including all Exhibits, Schedules, and Attachments hereto and incorporated herein (this "Contract Supplement") amends HBO & Company Information System Agreement identified above including all Exhibits, Schedules, and Attachments thereto, and as amended (the "Agreement"). To the extent that the terms, conditions and definitions set forth in this Contract Supplement differ or conflict with the terms and conditions set forth in the Agreement, such differences are stated below and on the attachment(s) hereto and shall control. Where not different or in conflict with the terms, conditions and definitions of this Contract Supplement, all applicable terms, conditions, and definitions set forth in the Agreement are incorporated within this Contract Supplement as if set forth herein.


SOFTWARE:                                    Software     INSTALL/     ANNUAL
ESTIMATED SOFTWARE INSTALLATION DATE:  TBD   LICENSE     EDUCATION   MAINTENANCE
                                               FEE          FEES

Connect 2000 Lisc. Upgrades *** users         $***           0         $***

TOTAL                                         $***           0         $***

Payment Terms:  Software:
100% due 90 days after delivery


Maintenance starts 12 month from execution of agreement.

Customer Signature: /s/ Jeffrey T. Arnold           HBOC Signature:____________________________________
                   -------------------------
Printed Name:  /s/ Jeffrey T. Arnold                Printed Name:______________________________________
              ------------------------------
Title/Position:  CEO                                Title/Position:____________________________________
               -----------------------------
Customer PO#:_______________________________        Date:______________________________________________

Date:_______________________________________
                                                    Accepted on Behalf of HBO &
                                                    Company of Georgia at Atlanta, Georgia

                                                    By:  /s/ Albert J. Bergonzi
                                                       ------------------------------------------------
                                                    Title:  President
                                                           --------------------------------------------


                          THANK YOU FOR YOUR BUSINESS

______________________
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

HBOC Information Systems Agreement                                        WebMD
PROPRIETARY AND CONFIDENTIAL TO HBO & COMPANY                         PB-911985


                                 HBO & COMPANY
                                   AGREEMENT
                                     WITH
                                     WebMD
                                     -----

                          SOFTWARE TRANSFER AGREEMENT
                          ---------------------------


          The Software (as that term is defined in the Agreement between HBO & Company and the undersigned Customer dated 12/31, 1998 is hereby received by customer on 12/31, 1998, effected by delivery to Web MD, Atlanta, GA.



DATED this 31 day of December, 1998.


               HBO & Company                                       WebMD

By: /s/ Albert J. Bergonzi                     By: /s/ W. Michael Heekin
   ------------------------------                 ------------------------------
Title: President                               Title: Executive Vice President
       --------------------------                    ---------------------------